Exhibit 99.1
Press Release
Release date: February 29, 2024
Uniti Group Inc. Reports Fourth Quarter and Full Year 2023 Results
Recently Announced ABS Bridge Financing & Asset Sales Strengthen Balance Sheet

Provides Initial 2024 Outlook
•Net Income (Loss) of $30.7 million and $(81.7) million for the Fourth Quarter and Full Year, Respectively
•Net Income (Loss) of $0.13 and $(0.35) Per Diluted Common Share for the Fourth Quarter and Full Year, Respectively
•AFFO Per Diluted Common Share of $0.34 and $1.42 for the Fourth Quarter and Full Year, Respectively
LITTLE ROCK, Ark., February 29, 2024 (GLOBE NEWSWIRE) – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) today announced its results for the fourth quarter and full year 2023.

“2023 was another productive year for Uniti. Our core recurring strategic fiber business continues to demonstrate its resiliency with top line growth of 5% in 2023 when compared to 2022 and continued declining net success-based capital intensity. Non-recurring revenue was predictably lower in 2023 than in 2022 due to lower ETL fees and one-time low-margin equipment sales, which we have decided to largely exit in 2024. As a result, our full year 2023 Adjusted EBITDA and AFFO results were essentially in-line with our previous full year guidance,” commented President and Chief Executive Officer, Kenny Gunderman.

Mr. Gunderman continued, “Despite a challenging economic backdrop, Uniti successfully fully financed its current business plan by refinancing $3.1 billion of its outstanding debt in 2023, while also raising up to $437 million of additional capital through the ABS bridge financing and recent non-core asset sales at premium multiples. These initiatives result in our current business plan being fully funded, no material permanent debt maturities until 2027, and over 95% of our consolidated debt being fixed rate.”
QUARTERLY RESULTS
Consolidated revenues for the fourth quarter of 2023 were $285.7 million. Net income and Adjusted EBITDA were $30.7 million and $231.1 million, respectively, for the same period, achieving Adjusted EBITDA margins of approximately 81%. Net income attributable to common shareholders was $30.4 million for the period. AFFO attributable to common shareholders was $91.6 million, or $0.34 per diluted common share.
Uniti Fiber contributed $70.7 million of revenues and $27.0 million of Adjusted EBITDA for the fourth quarter of 2023, achieving Adjusted EBITDA margins of approximately 38%. Uniti Fiber’s net success-based capital expenditures during the quarter were $20.7 million.

Uniti Leasing contributed revenues of $214.9 million and Adjusted EBITDA of $209.5 million for the fourth quarter. During the quarter, Uniti Leasing deployed capital expenditures of $23.1 million.

FULL YEAR RESULTS

Consolidated revenues for the year ended December 31, 2023 were $1.1 billion. Net loss and Adjusted EBITDA were $81.7 million and $923.5 million, respectively, for the same period. Net loss attributable to common shares was $82.9 million for the period, and included a $204.0 million goodwill impairment charge related to our Uniti Fiber segment that was driven by an increase in the macro interest rate environment. AFFO attributable to common shareholders was $385.3 million, or $1.42 per diluted common share.

Uniti Fiber contributed $297.1 million of revenues and $115.7 million of Adjusted EBITDA for the full year of 2023, achieving Adjusted EBITDA margins of approximately 39%. Uniti Fiber’s net success-based capital expenditures for the full year of 2023 were $118.3 million.

Uniti Leasing contributed revenues of $852.8 million and Adjusted EBITDA of $829.6 million for the full year of 2023. For the full year of 2023, Uniti Leasing deployed capital expenditures of $277.2 million primarily related to the construction of approximately 4,100 new route miles of valuable fiber infrastructure.

FINANCING TRANSACTIONS

On February 26th, Uniti announced that it had entered into an asset-backed Bridge Loan and Security Agreement for up to $350 million of borrowings pursuant to a multi-draw term loan facility (the “ABS Facility”) through an indirect, bankruptcy remote subsidiary of the Company. Borrowings under the ABS Facility will bear interest at an initial rate equal to Term SOFR for the applicable interest period plus an applicable margin of 3.75%, subject to customary step-ups in the applicable margin based on how long the ABS Facility remains outstanding. The ABS Facility will mature 18 months from the initial draw date and is subject to customary covenants.

INVESTMENT TRANSACTIONS

On February 26th, Uniti also announced multiple asset sales that it recently completed. First, Uniti sold its remaining investment interest in the fiber network operated by Bluebird Network LLC. In addition, Uniti sold to CableSouth Media III, LLC (“SwyftFiber”) the fiber network assets previously leased to SwyftFiber since its 2018 sale leaseback transaction with Uniti. As part of the agreement, Uniti will continue to have access to certain strands within the SwyftFiber network at zero-cost. Finally, Uniti recently completed the sale of essentially all of its remaining wireless towers to CTI Towers, Inc., a portfolio company of Palistar Capital LP. Total cash considerations for these transactions were approximately $87 million.
LIQUIDITY
At year-end, the Company had approximately $354.3 million of unrestricted cash and cash equivalents, and undrawn borrowing availability under its revolving credit agreement. The Company’s leverage ratio at year-end was 6.03x based on net debt to fourth quarter 2023 annualized Adjusted EBITDA.
On February 22, 2024, the Company’s Board of Directors declared a quarterly cash dividend of $0.15 per common share, payable on April 12, 2024, to stockholders of record on March 28, 2024.

FULL YEAR 2024 OUTLOOK
Our 2024 outlook includes the estimated impact from the recent ABS Facility, the planned exit of most one-time equipment sales, the recently completed asset sales, and the upcoming maturity of the remaining 4.00% exchangeable notes due June 2024. Our outlook excludes future acquisitions, capital market transactions, and future transaction-related and other costs not mentioned herein.
The Company’s consolidated outlook for 2024 is as follows (in millions):

	Full Year 2024
Revenue	$1,154	to	$1,174
Net income attributable to common shareholders	108	to	128
Adjusted EBITDA (1)	930	to	950
Interest expense, net (2)	500	to	500

Attributable to common shareholders:
FFO (1)	334	to	354
AFFO (1)	365	to	385

Weighted-average common shares outstanding - diluted	284	to	284
__________________________
(1) See “Non-GAAP Financial Measures” below.
(2) See “Components of Interest Expense” below.

CONFERENCE CALL
Uniti will hold a conference call today to discuss this earnings release at 8:30 AM Eastern Time (7:30 AM Central Time). The conference call will be webcast live on Uniti’s Investor Relations website at investor.uniti.com. Those parties interested in participating via telephone may register on the Company’s Investor Relations website or by clicking here. A replay of the call will be available on the Investor Relations website beginning today at approximately 12:00 PM Eastern Time.
ABOUT UNITI
Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of fiber and other wireless solutions for the communications industry. As of December 31, 2023, Uniti owns approximately 140,000 fiber route miles, 8.5 million fiber strand miles, and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.
FORWARD-LOOKING STATEMENTS
Certain statements in this press release and today’s conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, our 2024 financial outlook, expectations regarding high-margin recurring revenue, lease-up of our network and strong demand trends, our business strategies, growth prospects, our ability to sustain difficult economic conditions, industry trends, sales opportunities, and operating and financial performance.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the future prospects of Windstream, our largest customer; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness and fund our capital funding commitments; our ability to access debt and equity capital markets; the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to real estate investment trusts; covenants in our debt agreements that may limit our operational flexibility; the possibility that we may experience equipment failures, natural disasters, cyber-attacks or terrorist attacks for which our insurance may not provide adequate coverage; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; and additional factors described in our reports filed with the SEC.
Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release and today’s conference call to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.
NON-GAAP PRESENTATION
This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). Such measures should not be considered as alternatives to GAAP. Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	December 31, 2023	December 31, 2022
Assets:
Property, plant and equipment, net	$3,982,069	$3,754,547
Cash and cash equivalents	62,264	43,803
Accounts receivable, net	46,358	42,631
Goodwill	157,380	361,378
Intangible assets, net	305,115	334,846
Straight-line revenue receivable	90,988	68,595
Operating lease right-of-use assets, net	125,105	88,545
Other assets, net	118,117	77,597
Investments in unconsolidated entities	—	38,656
Deferred income tax assets, net	109,128	40,631
Assets held for sale	28,605	—
Total Assets	$5,025,129	$4,851,229

Liabilities and Shareholders' Deficit:
Liabilities:
Accounts payable, accrued expenses and other liabilities, net	$119,340	$122,195
Settlement payable	163,583	251,098
Intangible liabilities, net	156,397	167,092
Accrued interest payable	133,683	121,316
Deferred revenue	1,273,661	1,190,041
Dividends payable	36,162	2
Operating lease liabilities	84,404	66,356
Finance lease obligations	18,110	15,520
Notes and other debt, net	5,523,579	5,188,815
Liabilities held for sale	331	—
Total liabilities	7,509,250	7,122,435

Commitments and contingencies

Shareholders' Deficit:
Preferred stock, $0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000 shares authorized, issued and outstanding: 236,559 shares at December 31, 2023 and 235,829 at December 31, 2022	24	24
Additional paid-in capital	1,221,824	1,210,033
Distributions in excess of accumulated earnings	(3,708,240)	(3,483,634)
Total Uniti shareholders' deficit	(2,486,392)	(2,273,577)
Noncontrolling interests - operating partnership units and non-voting convertible preferred stock	2,271	2,371
Total shareholders' deficit	(2,484,121)	(2,271,206)
Total Liabilities and Shareholders' Deficit	$5,025,129	$4,851,229

Uniti Group Inc.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues:
Uniti Leasing	$214,923	$208,579	$852,772	$827,457
Uniti Fiber	70,733	75,156	297,059	301,390
Total revenues	285,656	283,735	1,149,831	1,128,847
Costs and Expenses:
Interest expense, net	123,106	86,552	512,349	376,832
Depreciation and amortization	79,149	75,512	310,528	292,788
General and administrative expense	25,401	25,174	102,732	100,992
Operating expense (exclusive of depreciation, accretion and amortization)	34,398	34,947	144,276	143,131
Goodwill impairment	—	24,500	203,998	240,500
Transaction related and other costs	2,806	3,016	12,611	10,340
Gain on sale of real estate	(740)	(89)	(2,164)	(433)
Gain on sale of operations	—	—	—	(176)
Other expense (income), net	(2,937)	985	18,386	(7,269)
Total costs and expenses	261,183	250,597	1,302,716	1,156,705

Income (Loss) before income taxes and equity in earnings from unconsolidated entities	24,473	33,138	(152,885)	(27,858)
Income tax benefit	(5,575)	(7,182)	(68,474)	(17,365)
Equity in earnings from unconsolidated entities	(672)	(675)	(2,662)	(2,371)
Net income (loss)	30,720	40,995	(81,749)	(8,122)
Net income (loss) attributable to noncontrolling interests	14	18	(36)	153
Net income (loss) attributable to shareholders	30,706	40,977	(81,713)	(8,275)
Participating securities' share in earnings	(317)	(238)	(1,207)	(1,135)
Dividends declared on convertible preferred stock	(5)	(5)	(20)	(20)
Net income (loss) attributable to common shareholders	$30,384	$40,734	$(82,940)	$(9,430)

Net income (loss) attributable to common shareholders - Basic	30,384	40,734	(82,940)	(9,430)
Impact of if-converted securities	—	(4,348)	—	—
Net income (loss) attributable to common shareholders - Diluted	$30,384	$36,386	$(82,940)	$(9,430)

Weighted-average number of common shares outstanding
Basic	236,547	235,818	236,401	235,567
Diluted	236,547	273,020	236,401	235,567

Earnings (loss) per common share (Note 14):
Basic	$0.13	$0.17	$(0.35)	$(0.04)
Diluted	$0.13	$0.13	$(0.35)	$(0.04)

Uniti Group Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(81,749)	$(8,122)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Depreciation and amortization	310,528	292,788
Amortization of deferred financing costs and debt discount	18,498	18,147
Loss (Gain) on debt extinguishment	31,187	(10,754)
Interest rate swap termination	—	9,243
Deferred income taxes	(68,497)	(28,909)
Equity in earnings of unconsolidated entities	(2,662)	(2,371)
Distributions of cumulative earnings from unconsolidated entities	3,964	3,969
Cash paid for interest rate swap settlement	—	(10,413)
Straight-line revenues and amortization of below-market lease intangibles	(37,944)	(40,925)
Stock-based compensation	12,491	12,751
Goodwill impairment	203,998	240,500
Gain on sale of real estate	(2,164)	(433)
Gain on sale of operations	—	(176)
Gain on sale of unconsolidated entity	(2,646)	(7,923)
(Gain) Loss on asset disposals	(573)	898
Accretion of settlement payable	10,506	11,714
Other	701	(72)
Changes in assets and liabilities:
Accounts receivable	(3,727)	(4,176)
Other assets	15,795	15,148
Accounts payable, accrued expenses and other liabilities	(54,577)	(30,769)
Net cash provided by operating activities	353,129	460,115
Cash flows from investing activities:
Capital expenditures	(417,002)	(427,567)
Proceeds from sale of unconsolidated entity	—	32,527
Proceeds from sale of real estate, net of cash	2,545	665
Proceeds from sale of operations	—	541
Proceeds from sale of other equipment	3,146	1,815
Net cash used in by investing activities	(411,311)	(392,019)
Cash flows from financing activities:
Repayment of debt	(2,263,662)	(194,043)
Proceeds from issuance of Notes	2,600,000	306,500
Dividends paid	(107,405)	(142,950)
Payments of settlement payable	(98,022)	—
Distributions paid to noncontrolling interest	(48)	(233)
Payment for exchange of noncontrolling interest	—	(4,620)
Borrowings under revolving credit facility	506,000	180,000
Payments under revolving credit facility	(486,000)	(192,000)
Finance lease payments	(2,262)	(1,193)
Payments for financing costs	(26,955)	(9,852)
Costs related to early repayment of debt	(44,303)	—
Payments for capped call option	—	(21,149)
Payment for settlement of common stock warrant	(56)	(522)
Termination of bond hedge	59	1,190
Employee stock purchase program	730	589
Payments related to tax withholding for stock-based compensation	(1,433)	(4,913)

Net cash provided by (used in) financing activities	76,643	(83,196)
Net increase (decrease) in cash and cash equivalents	18,461	(15,100)
Cash and cash equivalents at beginning of period	43,803	58,903
Cash and cash equivalents at end of period	$62,264	$43,803

Uniti Group Inc.
Reconciliation of Net Income to FFO and AFFO
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss) attributable to common shareholders	$30,384	$40,734	$(82,940)	$(9,430)
Real estate depreciation and amortization	56,132	54,456	221,115	211,892
Gain on sale of real estate assets	(740)	(89)	(2,164)	(433)
Participating securities share in earnings	317	238	1,207	1,135
Participating securities share in FFO	(766)	(557)	(2,064)	(2,345)
Real estate depreciation and amortization from unconsolidated entities	435	435	1,740	2,366
Adjustments for noncontrolling interests	(26)	(25)	(100)	(260)
FFO attributable to common shareholders	85,736	95,192	136,794	202,925
Transaction related and other costs	2,806	3,016	12,611	10,340
Amortization of deferred financing costs and debt discount	4,523	4,637	18,498	18,147
Write off of deferred financing costs and debt discount	—	2,330	10,412	2,330
Gain on extinguishment of debt	—	(13,084)	(1,269)	(13,084)
Costs related to the early repayment of debt	—	—	51,997	—
Stock based compensation	3,083	3,087	12,491	12,751
Gain on sale of unconsolidated entity, net of tax	(2,476)	—	(2,476)	(1,212)
Gain on sale of operations	—	—	—	(176)
Non-real estate depreciation and amortization	23,016	21,055	89,413	80,896
Goodwill impairment, net of tax	—	18,238	151,856	223,903
Straight-line revenues and amortization of below-market lease intangibles	(9,149)	(9,859)	(37,944)	(40,925)
Maintenance capital expenditures	(1,624)	(2,864)	(6,962)	(10,000)
Other, net	(14,671)	(6,761)	(51,337)	(31,838)
Adjustments for equity in earnings from unconsolidated entities	320	320	1,280	1,207
Adjustments for noncontrolling interests	(3)	(9)	(112)	(146)
AFFO attributable to common shareholders	$91,561	$115,298	$385,252	$455,118

Reconciliation of Diluted FFO and AFFO:
FFO Attributable to common shareholders - Basic	$85,736	$95,192	$136,794	$202,925
Impact of if-converted dilutive securities	7,011	(4,068)	27,269	4,932
FFO Attributable to common shareholders - Diluted	$92,747	$91,124	$164,063	$207,857

AFFO Attributable to common shareholders - Basic	$91,561	$115,298	$385,252	$455,118
Impact of if-converted dilutive securities	6,976	4,249	28,038	14,599
AFFO Attributable to common shareholders - Diluted	$98,537	$119,547	$413,290	$469,717

Weighted average common shares used to calculate basic earnings (loss) per common share (1)	236,547	235,818	236,401	235,567
Impact of dilutive non-participating securities (1)	—	39	—	—
Impact of if-converted dilutive securities	53,401	37,163	53,701	33,473
Weighted average common shares used to calculate diluted FFO and AFFO per common share (1)	289,948	273,020	290,102	269,040

Per diluted common share:
EPS	$0.13	$0.13	$(0.35)	$(0.04)
FFO	$0.32	$0.33	$0.57	$0.77
AFFO	$0.34	$0.44	$1.42	$1.75
(1) For periods in which FFO to common shareholders is a loss, the weighted average common shares used to calculate diluted FFO per common share is equal to the weighted average common shares used to calculate basic earnings (loss) per share.

Uniti Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss)	$30,720	$40,995	$(81,749)	$(8,122)
Depreciation and amortization	79,149	75,512	310,528	292,788
Interest expense, net	123,106	86,552	512,349	376,832
Income tax benefit	(5,575)	(7,182)	(68,474)	(17,365)
EBITDA	227,400	195,877	672,654	644,133
Stock based compensation	3,083	3,087	12,491	12,751
Transaction related and other costs	2,806	3,016	12,611	10,340
Gain on sale of operations	—	—	—	(176)
Gain on sale of real estate	(740)	(89)	(2,164)	(433)
Goodwill impairment	—	24,500	203,998	240,500
Other, net	(2,180)	1,744	20,893	(4,790)
Adjustments for equity in earnings from unconsolidated entities	755	755	3,019	3,571
Adjusted EBITDA	$231,124	$228,890	$923,502	$905,896

Adjusted EBITDA:
Uniti Leasing	$209,478	$203,496	$829,557	$806,027
Uniti Fiber	27,011	31,733	115,723	125,361
Corporate	(5,365)	(6,339)	(21,778)	(25,492)
	$231,124	$228,890	$923,502	$905,896

Annualized Adjusted EBITDA (1)	$924,496

As of December 31, 2023:
Total Debt (2)	$5,635,552
Cash and cash equivalents	62,264
Net Debt	$5,573,288

Net Debt/Annualized Adjusted EBITDA	6.03x
(1)Calculated as Adjusted EBITDA for the most recently reported three-month period, multiplied by four. Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.
(2)Includes $18.1 million of finance leases, but excludes $93.9 million of unamortized discounts and deferred financing costs.

Uniti Group Inc.
Projected Future Results (1)
(In millions)

Year Ended December 31, 2024
Net income attributable to common shareholders - Basic	$107 to $127
Participating securities' share in earnings	1
Net income (2)	108 to 128
Interest expense, net (3)	500
Depreciation and amortization	315
Income tax benefit	(9)
EBITDA (2)	914 to 934
Stock-based compensation	13
Transaction related and other costs (4)	3
Adjusted EBITDA (2)	$930 to $950
(1)These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release. Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections. There can be no assurance that our actual results will not differ materially from the estimates set forth above.
(2)The components of projected future results may not add due to rounding.
(3)See “Components of Projected Interest Expense” below.
(4)Future transaction related costs are not included in our current outlook.

Uniti Group Inc.
Projected Future Results (1)
(Per Diluted Share)

Year Ended December 31, 2024
Net income attributable to common shareholders – Basic	$0.45 to $0.53
Real estate depreciation and amortization	0.96
FFO attributable to common shareholders – Basic (2)	$1.41 to $1.49
Impact of if-converted securities	(0.16)
FFO attributable to common shareholders – Diluted (2)	$1.25 to $1.32

FFO attributable to common shareholders – Basic (2)	$1.41 to $1.49
Amortization of deferred financing costs and debt discount	0.08
Accretion of settlement payable (3)	0.03
Stock-based compensation	0.06
Non-real estate depreciation and amortization	0.37
Straight-line revenue	(0.13)
Maintenance capital expenditures	(0.03)
Other, net	(0.24)
AFFO attributable to common shareholders – Basic (2)	$1.54 to $1.62
Impact of if-converted securities	(0.16)
AFFO attributable to common shareholders – Diluted (2)	$1.38 to $1.45
(1)These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release. Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections. There can be no assurance that our actual results will not differ materially from the estimates set forth above.
(2)The components of projected future results may not add to FFO and AFFO attributable to common shareholders due to rounding.
(3)Represents the accretion of the Windstream settlement payable to its stated value. At the effective date of the settlement, we recorded the payable on the balance sheet at its initial fair value, which will be accreted based on an effective interest rate of 4.2% and reduced by the scheduled quarterly payments.

Components of Projected Interest Expense (1)
(In millions)

Year Ended December 31, 2024
Interest expense on debt obligations	$476
Accretion of Windstream settlement payable	6
Amortization of deferred financing cost and debt discounts	18
Interest expense, net (2)	$500
(1)These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release. Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections. There can be no assurance that our actual results will not differ materially from the estimates set forth above.
(2)The components of interest expense may not add to the total due to rounding.
NON-GAAP FINANCIAL MEASURES
We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) (as defined by the National Association of Real Estate Investment Trusts (“NAREIT”)) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.
We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, costs associated with Windstream’s bankruptcy, costs associated with litigation claims made against us, and costs associated with the implementation of our enterprise resource planning system, (collectively, “Transaction Related and Other Costs”), costs related to the settlement with Windstream, goodwill impairment charges, executive severance costs, amortization of non-cash rights-of-use assets, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and costs associated with the termination of related hedging activities, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments, and other similar or infrequent items (although we may not have had such charges in the periods presented). Adjusted EBITDA includes adjustments to reflect the Company’s share of Adjusted EBITDA from unconsolidated entities. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants. Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.
Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges, and includes adjustments to reflect the Company’s share of FFO from unconsolidated entities. We compute FFO in accordance with NAREIT’s definition.
The Company defines AFFO, as FFO excluding (i) Transaction Related and Other Costs; (ii) costs related to the litigation settlement with Windstream, accretion on our settlement obligation, and gains on the prepayment of our settlement obligation as these items are not reflective of ongoing operating performance; (iii) goodwill impairment charges; (iv) certain non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, amortization of non-cash rights-of-use assets, straight line revenues, non-cash income taxes, and the amortization of other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; and (v) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and costs associated with the termination of related hedging activities, executive severance costs, taxes associated with tax basis cancellation of debt, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments and similar or infrequent items less maintenance capital expenditures. AFFO includes adjustments to reflect the Company’s share of AFFO from unconsolidated entities. We believe that the use of FFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO and AFFO, and their respective per share amounts, only as performance measures, and FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.
Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do.

INVESTOR AND MEDIA CONTACTS:
Paul Bullington, 251-662-1512
Senior Vice President, Chief Financial Officer & Treasurer
paul.bullington@uniti.com
Bill DiTullio, 501-850-0872
Vice President, Investor Relations & Treasury
bill.ditullio@uniti.com